Exhibit 10.3

AMENDMENT 2 TO DEPOSIT ACCOUNT AGREEMENT

THIS AMENDMENT 2 TO DEPOSIT ACCOUNT AGREEMENT (“Amendment 2”) is made as of the 1st day of September 2010 by and between The Bank of New York Mellon, in its capacity as trustee of the CurrencySharesSM Swiss Franc Trust, a trust formed under New York law (the “Trust”) and the London Branch of JPMorgan Chase Bank, N.A. (the “Bank”).

W I T N E S S E T H

WHEREAS, The Trust and the Bank are parties to that certain Deposit Agreement dated June 8, 2006 (the “Agreement”), as amended by the amendment of 13 November 2008 (“Amendment 1”); and

WHEREAS, the parties desire to amend the Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto agree as follows:

1. Definitions. All capitalised terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

2. Amendment. Section 7.1 of the Agreement is hereby amended to read as follows:

“Interest will accrue daily, in Swiss Francs, on all Swiss Franc balances in the Interest Account only and will be credited monthly, in Swiss Francs, to the Non-Interest Account. No interest will be earning on balances in the Non-Interest Account. The Bank agrees that it will endeavour at all times to pay a competitive interest rate on all Swiss Franc balances in the Interest Account. As of the date of this Agreement, the Bank has agreed to pay interest at a rate equal to TOIS (TOM-NEXT INDEXED SWAP) less 35 basis points on all balances in the Interest Account. The Bank may change the rate based on changes in the TOIS rate, other market conditions or the Bank’s liquidity needs. The Bank will notify the Customer of the interest rate applied each Bank business day after the close of the Bank business day. The Bank will endeavour to provide to the Customer and Customer’s sponsor advance notice whenever the Bank intends to change the interest rate on the Interest Account, except where there are unforeseen changes in conditions or significant changes in the Trust’s balances in the Interest Account. If the Bank at any times pays an unsatisfactory interest rate on the Interest Account, the Customer’s sole recourse will be to withdraw the Swiss Francs balance from the Interest Account, terminate the Deposit Account Agreement and close the Accounts.”

3. Counterparts. This Amendment 2 may be executed in any number of counterparts, each of which shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

4. Governing Law. This Amendment 2 and any non-contractual obligations arising out of or in connection with it will be governed by and construed in accordance with English law. The courts of England and Wales shall have non-exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes which may arise out of or in connection with this Amendment 2.

5. Other. In the event of any conflict between the terms of this Amendment 2 and the terms of the Agreement or Amendment 1, the terms of this Amendment 2 shall control. All other terms and conditions of the Agreement and Amendment 1 shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have signed and delivered this Amendment 2 as of the date hereof.

JPMORGAN CHASE BANK, N.A., London Branch

By:	/s/ Mei Po Wong
Name:	Mei Po Wong
Title:	Vice President

CURRENCYSHARES SWISS FRANC TRUST, by the Bank of New York, in its capacity as Trustee of the CurrencyShares Swiss Franc Trust and not in its individual capacity

By:	/s/ Andrew Pfeifer
Name:	Andrew Pfeifer
Title:	Vice President

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